EXHIBIT 10(o)

                 FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


      1.  PARTIES:  The parties to this First Amendment to
Employment Agreement ("Amendment") are Northrop Corporation
("Northrop") and Oliver C. Boileau ("Executive").

      2. RECITALS: This Amendment is made with reference to the following facts:

      2.1 On October 18, 1989 Northrop and Executive entered into an Employment Agreement ("Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

      2.2 Pursuant to the terms of the Agreement, Executive was employed by Northrop to serve as the President and General Manager of Northrop's B-2 Division from December 11, 1989 to December 10,
1994.

      2.3  Northrop has recently acquired the Grumman Corporation
("Grumman"), and now wishes Executive to serve as President of Grumman effective immediately.

      2.4 Northrop wishes to provide certain additional benefits to Executive in consideration for his agreement to serve in this critical new assignment.

      2.5 Accordingly, subject to the approval of Northrop's Board of Directors, the parties hereby agree to amend the Agreement, pursuant to Section 12 thereof, in accordance with the amendments set forth below.

      3. TERM: Section 2 of the Agreement is hereby amended to extend the expiration date of the Agreement from December 10, 1994 to and including January 31, 1995.

      4. POSITION AND DUTIES: Section 3 of the Agreement is hereby amended by adding the following sentence at the end thereof:

      "For the period April 19, 1994 through January 31, 1995,
      Executive shall serve as President of Grumman in addition to his other job duties."

      5. SALARY: Section 4 of the Agreement is hereby amended by adding the following sentence at the end thereof:

      "For the period April 19, 1994 through January 31, 1995,
      Executive shall be paid a base salary of $41,667 per month, equivalent to $500,000 per year."

      6. LONG TERM INCENTIVE PLAN: Section 6 of the Agreement is hereby amended by adding the following sentence at the end thereof:

      "In consideration for his acceptance of the Grumman assignment, Northrop's management shall recommend to the Northrop Board of Directors that Executive receive 15,000 Northrop stock options pursuant to the terms of Northrop's 1993 Long Term Incentive Stock Plan, with all of the options to vest on January 31, 1995."

      7. NEW SECTION: The Agreement is hereby amended by adding the following new Section 8.5 immediately following Section 8, "Housing Assistance":

      "8.5  SPECIAL HOUSING AND EXPENSE PROVISIONS FOR GRUMMAN
      ASSIGNMENT: In consideration of Executive's acceptance of the Grumman assignment, he will be provided with the following special benefits:

      8.5.1 Northrop will purchase Executive's home in Long Beach, California for $1,025,000 in accordance with the valuation determined by the Los Angeles County Assessor for 1993.

      8.5.2 Northrop will provide Executive with a furnished condominium or town house in the Long Island area at Northrop's expense through January 31, 1995.

      8.5.3 It is anticipated that Executive will arrange for the transportation of his household goods and automobiles from his current home in Long Beach to locations in Wyoming and St. Louis, Missouri prior to May 31, 1994. Northrop will reimburse Executive for the actual and reasonable cost of transporting these goods, as well as for transporting certain personal effects to Long Island. In addition, Northrop will reimburse Executive for the actual and reasonable cost incurred by him for storing household goods in St. Louis and Wyoming through January 31, 1995.

      8.5.4 Executive will be provided with an automobile in Long Island at Northrop's expense through January 31, 1995. At Northrop's option, it will either pay to transport Executive's current company provided automobile to Long Island or lease a comparable automobile for him.

      8.5.5 It is anticipated that Executive may be required to stay at a hotel for a short period of time prior to moving into the Northrop provided condominium or town house. In such event, Northrop will reimburse Executive for actual and reasonable living expenses.

      8.5.6 Northrop will reimburse Executive for the following miscellaneous costs incurred by him in connection with his Grumman assignment:

      (i) the differential between the state and local income taxes paid by him for tax year 1994 as a result of this assignment and those which would have been paid by him had he remained in California. This differential shall be provided to Executive on a "grossed up" basis, with the "grossed up" amount to be based on the highest statutory tax rate for each jurisdiction.

      (ii) actual and reasonable accounting fees incurred by Executive for preparing his 1994 California, New York and federal tax returns.

      (iii) actual and reasonable costs for the connection of utility services (telephone, gas, electric, water, and cable television) at the condominium or town house to be provided to Executive.

      (iv) actual and reasonable monthly utility costs incurred by Executive at the Northrop provided condominium or town house for telephone, gas, electric, water, and cable television."





DATED:____________________             OLIVER C. BOILEAU




                            By________________________________________





DATED:____________________             NORTHROP CORPORATION




                            By_____________________________
                              Marvin Elkin
                              Corporate Vice President and Chief Human
                              Resources and Administrative Officer